SUPPLEMENT TO
INVESTMENT MANAGEMENT AGREEMENT

PIMCO ETF Trust
840 Newport Center Drive
Newport Beach, California 92660

February 26, 2013

Pacific Investment Management Company LLC
840 Newport Center Drive
Newport Beach, California 92660

RE:	PIMCO Diversified Income Exchange-Traded Fund,
	PIMCO Low Duration Exchange-Traded Fund and
	PIMCO Real Return Exchange-Traded Fund (each a
	"Fund," and collectively, the "Funds")


Dear Sirs:

As provided in the Investment Management Agreement between PIMCO ETF Trust (the "Trust") and Pacific
Investment Management Company LLC ("PIMCO"), dated
April 24, 2009 (the "Agreement"), the parties may amend the Agreement to add additional series of the Trust, under the same terms and conditions as set forth in the Agreement, and at a fee rate set forth in Schedule A to the Agreement, as may be amended from time to time.

The Trust and PIMCO hereby agree to amend the Agreement as of the date hereof to add the Funds to Schedule A. The current Schedule A is replaced with the new Schedule A attached hereto.


Schedule A

Schedule to Investment Management Agreement
PIMCO ETF Trust
As of February 26, 2013

Investment Management Fee Rates (%)

Fund						Fee#

PIMCO 0-1 Year U.S. Treasury Index Exchange-	0.15
Traded Fund
PIMCO 0-5 Year High Yield Corporate Bond Index 	0.55
Exchange-Traded Fund
PIMCO 1-3 Year U.S. Treasury Index Exchange-	0.15
Traded Fund
PIMCO 1-5 Year U.S. TIPS Index Exchange-	0.20
Traded Fund
PIMCO 3-7 Year U.S. Treasury Index Exchange-	0.15
Traded Fund
PIMCO 7-15 Year U.S. Treasury Index Exchange-	0.15
Traded Fund
PIMCO 15+ Year U.S. TIPS Index Exchange-	0.20
Traded Fund
PIMCO 25+ Year Zero Coupon U.S. Treasury Index 	0.15
Exchange-Traded Fund
PIMCO Australia Bond Index Exchange-Traded 	0.45
Fund
PIMCO Banking Sector Corporate Bond Index Fund	0.40
PIMCO Broad U.S. TIPS Index Exchange-Traded 	0.20
Fund
PIMCO Broad U.S. Treasury Index Exchange-	0.15
Traded Fund
PIMCO Build America Bond Exchange-Traded 	0.45
Fund
PIMCO Canada Bond Index Exchange-Traded Fund	0.45
PIMCO Diversified Income Exchange-Traded Fund	0.85
PIMCO Enhanced Short Maturity Exchange-Traded 	0.35
Fund
PIMCO Foreign Currency Strategy Exchange-	0.65
Traded Fund
PIMCO Germany Bond Index Exchange-Traded 	0.45
Fund
PIMCO Global Advantage(r) Inflation-Linked Bond 0.60
Exchange-Traded Fund
PIMCO Government Limited Maturity Exchange-	0.25
Traded Fund
PIMCO High Yield Corporate Bond Index 		0.55
Exchange-Traded Fund
PIMCO Intermediate Municipal Bond Exchange-	0.35
Traded Fund
PIMCO Investment Grade Corporate Bond Index 	0.20
Exchange-Traded Fund
PIMCO Low Duration Exchange-Traded Fund		0.55
PIMCO Prime Limited Maturity Exchange-Traded 	0.25
Fund
PIMCO Real Return Exchange-Traded Fund		0.55
PIMCO Short Term Municipal Bond Exchange-	0.35
Traded Fund
PIMCO Total Return Exchange-Traded Fund		0.55



#	Each Fund may invest in shares of PIMCO Funds: Private Account
	Portfolio Series Short-Term Floating NAV Portfolio and PIMCO Funds:
	Private Account Portfolio Series Short-Term Floating NAV Portfolio III, each series of PIMCO Funds (the "PAPS Short-Term Floating NAV Portfolios"). The PAPS Short-Term Floating NAV Portfolios are offered only to series of the Trust (each an "Investing Fund") or other series of registered investment companies for which PIMCO serves as investment adviser. The PAPS Short-Term Floating NAV Portfolios, and their wholly-owned subsidiaries (if any), do not pay an investment advisory fee to PIMCO. By investing in the PAPS Short-Term Floating NAV
	Portfolios, each Investing Fund agrees that 0.01% of the fee that each Investing Fund is currently obligated to pay PIMCO, as indicated on this Schedule A, will be designated as compensation for the investment advisory services PIMCO provides to the PAPS Short-Term Floating
	NAV Portfolios, and their wholly-owned subsidiaries (if any), under the investment advisory contract with PIMCO.


	If the foregoing correctly sets forth the Agreement between the Trust and PIMCO, please so indicate by signing, dating and returning to the Trust the enclosed copy hereof.



Very truly yours,

PIMCO ETF TRUST


By:/s/ Henrik Larsen


Title:Vice President



ACCEPTED:

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC


By:/s/ Peter Strelow


Title:Managing Director


PIMCO FUNDS, on behalf of its
series Private Account Portfolio
Series Short-Term Floating NAV
Portfolio


By:/s/ Henrik Larsen


Title:Vice President